Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated November 30, 2021, relating to the financial statements of Tiger Resort, Leisure and Entertainment, Inc. dba: Okada Manila. We also consent to the reference to our Firm under the headings “Selected Historical Financial Data of OMI” and “Experts” in such Registration Statement.

/s/ UHY LLP

Melville, NY

December 13, 2021

An Independent Member of Urbach Hacker Young International